                                   EXHIBIT B

                                    BY-LAWS


                           WILMINGTON TRUST COMPANY

                             WILMINGTON, DELAWARE

                        AS EXISTING ON JANUARY 16, 1997

                      BY-LAWS OF WILMINGTON TRUST COMPANY


                                   ARTICLE I
                            STOCKHOLDERS' MEETINGS

      Section 1. The Annual Meeting of Stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time, or place as may be designated by resolution by the Board of Directors.

      Section 2. Special meetings of all stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the President.

      Section 3. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

      Section 4. A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a small number of shares may adjourn, from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each shares of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.


                                  ARTICLE II
                                   DIRECTORS

      Section 1. The number and classification of the Board of Directors shall be as set forth in the Charter of the Bank.

      Section 2. No person who has attained the age of seventy-two (72) years shall be nominated for election to the Board of Directors of the Company, provided, however, that this limitation shall not apply to any person who was serving as director of the Company on September 16, 1971.

      Section 3. The class of Directors so elected shall hold office for three years or until their successors are elected and qualified.

      Section 4. The affairs and business of the Company shall be managed and conducted by the Board of Directors.

      Section 5. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors or the President.

      Section 6. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or by the President, and shall be called upon the written request of a majority of the directors.

      Section 7. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      Section 8. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

      Section 9. In the event of the death, resignation, removal, inability to act, or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

      Section 10. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Executive Committee, a Trust Committee, an Audit Committee and a Compensation Committee, and shall elect from its own members a Chairman of the Board of Directors and a President who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Treasurer, who may be the same person, may appoint at any time such other committees and elect or appoint such other officers as it may deem advisable. The Board of Directors may also elect at such meeting one or more Associate Directors.

      Section 11. The Board of Directors may at any time remove, with or without cause, any member of any Committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

      Section 12. The Board of Directors may designate an officer to be in charge of such of the departments or division of the Company as it may deem advisable.

                                  ARTICLE III
                                  COMMITTEES

      Section 1.  Executive Committee

                  (A) The Executive Committee shall be composed of not more than nine members who shall be selected by the Board of Directors from its own members and who shall hold office during the pleasure of the Board.

                  (B) The Executive Committee shall have all the powers of the Board of Directors when it is not in session to transact all business for and in behalf of the Company that may be brought before it.

                  (C) The Executive Committee shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Executive Committee or at the call of the Chairman of the Board of Directors. The majority of its members shall be necessary to constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

                  (D) Minutes of each meeting of the Executive Committee shall be kept and submitted to the Board of Directors at its next meeting.

                  (E) The Executive Committee shall advise and superintend all investments that may be made of the funds of the Company, and shall direct the disposal of the same, in accordance with such rules and regulations as the Board of Directors from time to time make.

                  (F) In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Company by its directors and officers as contemplated by these By-Laws any two available members of the Executive Committee as constituted immediately prior to such disaster shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Company in accordance with the provisions of Article III of these By-Laws; and if less than three members of the Trust Committee is constituted immediately prior to such disaster shall be available for the transaction of its business, such Executive Committee shall also be empowered to exercise all of the powers reserved to the Trust Committee under Article III Section 2 hereof. In the event of the unavailability, at such time, of a minimum of two members of such Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Company in accordance with the foregoing provisions of this Section. This By-Law shall be subject to implementation by Resolutions of the Board of Directors presently existing or hereafter passed from time to time for that purpose, and any provisions of these By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary Resolutions shall be suspended during such a disaster period until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Company to resume the conduct and management of its affairs and business under all of the other provisions of these By-Laws.

      Section 2.  Trust Committee

                  (A) The Trust Committee shall be composed of not more than thirteen members who shall be selected by the Board of Directors, a majority of whom shall be members of the Board of Directors and who shall hold office during the pleasure of the Board.

                  (B) The Trust Committee shall have general supervision over the Trust Department and the investment of trust funds, in all matters, however, being subject to the approval of the Board of Directors.

                  (C) The Trust Committee shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members or at the call of its chairman. A majority of its members shall be necessary to constitute a quorum for the transaction of business.

                  (D) Minutes of each meeting of the Trust Committee shall be kept and promptly submitted to the Board of Directors.

                  (E) The Trust Committee shall have the power to appoint Committees and/or designate officers or employees of the Company to whom supervision over the investment of trust funds may be delegated when the Trust Committee is not in session.

      Section 3.  Audit Committee

                  (A) The Audit Committee shall be composed of five members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer of the Company, and shall hold office at the pleasure of the Board.

                  (B) The Audit Committee shall have general supervision over the Audit Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

                  (C) The Audit Committee shall meet whenever and wherever the majority of its members shall deem it to be proper for the transaction of its business, and a majority of its Committee shall constitute a quorum.

      Section 4.  Compensation Committee

                  (A) The Compensation Committee shall be composed of not more than five (5) members who shall be selected by the Board of Directors from its own members who are not officers of the Company and who shall hold office during the pleasure of the Board.

                  (B) The Compensation Committee shall in general advise upon all matters of policy concerning the Company brought to its attention by the management and from time to time review the management of the Company, major organizational matters, including salaries and employee benefits and specifically shall administer the Executive Incentive Compensation Plan.

                  (C) Meetings of the Compensation Committee may be called at any time by the Chairman of the Compensation Committee, the Chairman of the Board of Directors, or the President of the Company.

      Section 5.  Associate Directors

                  (A) Any person who has served as a director may be elected by the Board of Directors as an associate director, to serve during the pleasure of the Board.

                  (B) An associate director shall be entitled to attend all directors meetings and participate in the discussion of all matters brought to the Board, with the exception that he would have no right to vote. An associate director will be eligible for appointment to Committees of the Company, with the exception of the Executive Committee, Audit Committee and Compensation Committee, which must be comprised solely of active directors.

      Section 6.  Absence or Disqualification of Any Member of a Committee

                  (A) In the absence or disqualification of any member of any Committee created under Article III of the By-Laws of this Company, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absence or disqualified member.

                                  ARTICLE IV
                                   OFFICERS


      Section 1. The Chairman of the Board of Directors shall preside at all meetings of the Board and shall have such further authority and powers and shall perform such duties as the Board of Directors may from time to time confer and direct. He shall also exercise such powers and perform such duties as may from time to time be agreed upon between himself and the President of the Company.

      Section 2.  The Vice Chairman of the Board.  The Vice Chairman of the
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Board of Directors shall preside at all meetings of the Board of Directors at which the Chairman of the Board shall not be present and shall have such further authority and powers and shall perform such duties as the Board of Directors or the Chairman of the Board may from time to time confer and direct.

      Section 3. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute or assigned to him by the Board of Directors in the absence of the Chairman of the Board the President shall have the powers and duties of the Chairman of the Board.

      Section 4. The Chairman of the Board of Directors or the President as designated by the Board of Directors, shall carry into effect all legal directions of the Executive Committee and of the Board of Directors, and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his office.

      Section 5. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all the duties of the Chairman of the Board of Directors and/or the President and such other powers and duties as may from time to time be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board or the President and by the officer in charge of the department or division to which they are assigned.

      Section 6. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the Committees thereof, to the keeping of accurate minutes of all such meetings and to recording the same in the minute books of the Company. In addition to the other notice requirements of these By-Laws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any other meeting. He shall have custody of the corporate seal and shall affix the same to any documents requiring such corporate seal and to attest the same.

      Section 7. The Treasurer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all the transactions of the Company. He shall have general supervision of the expenditures of the Company and shall report to the Board of Directors at each regular meeting of the condition of the Company, and perform such other duties as may be assigned to him from time to time by the Board of Directors of the Executive Committee.

      Section 8. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors at appropriate times a report relating to the general condition and internal operations of the Company.

      There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

      Section 9. The officer designated by the Board of Directors to be in charge of the Audit Division of the Company with such title as the Board of Directors shall prescribe, shall report to and be directly responsible only to the Board of Directors.

      There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Division.

      Section 10. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office Assistant Secretary of this Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to whom they are assigned.

      Section 11. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Executive Committee, Chairman of the Board of Directors or the President and the officer in charge of the department or division to which they are assigned.


                                   ARTICLE V
                         STOCK AND STOCK CERTIFICATES

      Section 1. Shares of stock shall be transferrable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

      Section 2. Certificate of stock shall bear the signature of the President or any Vice President, however denominated by the Board of Directors and countersigned by the Secretary or Treasurer or an Assistant Secretary, and the seal of the corporation shall be engraved thereon. Each certificate shall recite that the stock represented thereby is transferrable only upon the books of the Company by the holder thereof or his attorney, upon surrender of the certificate properly endorsed. Any certificate of stock surrendered to the Company shall be cancelled at the time of transfer, and before a new certificate or certificates shall be issued in lieu thereof. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors or the Executive Committee.

      Section 3. The Board of Directors of the Company is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment or rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days proceeding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.


                                  ARTICLE VI
                                     SEAL

      Section 1. The corporate seal of the Company shall be in the following form:

                Between two concentric circles the words "Wilmington Trust Company" within the inner circle the words "Wilmington, Delaware."


                                  ARTICLE VII
                                  FISCAL YEAR

      Section 1.  The fiscal year of the Company shall be the calendar year.

                                 ARTICLE VIII
                    EXECUTION OF INSTRUMENTS OF THE COMPANY

      Section 1. The Chairman of the Board, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors or the Executive Committee, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors and/or the Executive Committee.


                                  ARTICLE IX
              COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

      Section 1. Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be employed by the Company for such special services as the Board of Directors may from time to time determine and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.


                                   ARTICLE X
                                INDEMNIFICATION

      Section 1. (A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

          (B) The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the
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payment of expenses incurred by a Director officer in his capacity as a Director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified under this Article or otherwise.

          (C)  If a claim for indemnification or payment of expenses, under this
Article X is not paid in full within ninety days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification of payment of expenses under applicable law.

          (D) The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise.

          (E)  Any repeal or modification of the foregoing provisions of this
Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE XI
                           AMENDMENTS TO THE BY-LAWS

      Section 1. These By-Laws may be altered, amended or repealed, in whole or in part, and any new By-Law or By-Laws adopted at any regular or special meeting of the Board of Directors by a vote of the majority of all the members of the Board of Directors then in office.